Exhibit 1.1

27,344,840 Shares

GLOBALFOUNDRIES Inc.

ORDINARY SHARES, PAR VALUE $0.02 PER SHARE

UNDERWRITING AGREEMENT
March 11, 2026

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March 11, 2026

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10179

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
Mubadala Technology Investment Company (the “Selling Shareholder”), a shareholder of GLOBALFOUNDRIES Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) (1) 20,000,000 ordinary shares, par value $0.02 per share, of the Company for resale to the public (the “Firm Shares”) and (2) 7,344,840 ordinary shares, par value $0.02 per share, of the Company for resale to the Company (the “Firm Repurchase Shares”).
The Selling Shareholder also proposes to sell to the several Underwriters not more than an additional 3,000,000 ordinary shares, par value $0.02 per share, of the Company (the “Additional Shares”), if and to the extent that J.P. Morgan Securities LLC (“J.P. Morgan”) and Morgan Stanley & Co. LLC (“Morgan Stanley”) as representatives of the offering (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such ordinary shares granted to the Underwriters in Section 3 hereof. The Firm Shares, the Firm Repurchase Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The ordinary shares, par value $0.02 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Ordinary Shares.”
Subject to the sale of the Firm Shares by the Selling Shareholder to the Underwriters in compliance with the terms of this agreement (the “Agreement”), the Underwriters have agreed to sell to the Company, and the Company has agreed to purchase from the Underwriters the Firm Repurchase Shares pursuant to Section 3 of this Agreement (the “Share Repurchase”).
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form F-3ASR (File No. 333-294214) relating to the Shares. The registration statement as amended, on the date of its effectiveness, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the related prospectus dated March 11, 2026 in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.
For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule II hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Prospectus, any preliminary prospectus or the Time of Sale Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
1.Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the Company’s knowledge, threatened by the Commission.
(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and, each such part, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus, at their respective dates, complied and, as amended or supplemented, if applicable, at the dates of the applicable amendments or supplements, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus, at its date, does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, at its date, does not contain and, as amended or supplemented, if applicable, at the dates of the applicable amendments or supplements, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon the Underwriter Information (as defined in Section 11(c) herein).
(c)The Company is a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act) and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), in each case at all times relevant under the Securities Act in connection with the offering of the Shares. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or, if filed after the effective date of this Agreement, will comply as of the date of such filing in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
(d)The Company has been duly incorporated, is validly existing as an exempted company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent the concept of good standing is applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(e)Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (to the extent the concept of good standing is applicable in such jurisdiction), except to the extent that the failure to be so qualified or be in good standing would not, reasonably be expected to, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such concepts are applicable under relevant law) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(f)This Agreement has been duly authorized, executed and delivered by the Company, and the Share Repurchase has been duly authorized by the Company.
(g)The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, as of the dates set forth therein.
(h)The Shares to be sold by the Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable.
(i)The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, including the Share Repurchase, will not (i) contravene (a) any provision of applicable law, (b) the memorandum and articles of association of the Company or (c) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except that, in the case of clauses (i)(a) and (i)(c) as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power and ability of the Company to perform its obligations under this Agreement, and (ii) no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, including the Share Repurchase, except such as have already been obtained or made or as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters and the consummation of the Share Repurchase.
(j)There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
(k)There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, including the Share Repurchase or (ii) that are required to be described in the Registration Statement, the Time of Sale

Prospectus or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(l)Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(m)The Company is not, as of the date hereof and after giving effect to the Share Repurchase will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(n)Except as described in the Registration Statement, the Time of Sale Prospectus, or the Prospectus, the Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(o)Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(p)There are no contracts, agreements or understandings between the Company and any person granting such person the right to require (i) the Company to file a registration statement under the Securities Act with respect to any securities of the Company, except for the Registration Rights Agreement (as defined in the Registration Statement) or (ii) the Company to include any securities of the Company with the Shares registered pursuant to the Registration Statement.
(q)(i) None of the Company or any of its subsidiaries or, to the Company’s knowledge, any director or officer of the Company or any of its subsidiaries when acting on behalf of the Company, has, during the past five years, taken any action in material violation of the law in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company and each of its subsidiaries have, during the past five years, conducted their businesses in compliance with the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 and in material compliance with all other applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote compliance with such laws; and (iii) neither the Company nor any of its subsidiaries will use, directly or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in material violation of any applicable anti-corruption laws by the Company or any of its subsidiaries.
(r)The operations of the Company and each of its subsidiaries are, and for the past five years, have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and, to the knowledge of the Company, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or threatened.
(s)(i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s knowledge, any employee, agent, or representative acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, is owned more than 50% by, or is controlled by, one or more Persons that are:
(A)    subject to blanket prohibitions on dealings under sanctions administered or enforced by the United States Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council (the Council as a whole and not individual member states), the European Union (the European Union as a whole and not individual member states), or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”) (each, a Sanctioned Person”), or
(B)    located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran,

Syria (prior to July 1, 2025) and North Korea; each, a “Sanctioned Country”).
    (ii)        Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in, and are not now knowingly engaged in, any dealings or transactions with a Sanctioned Person or in or with any Sanctioned Country.
(t)Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except, in each case, as set forth or contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(u)The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and, to the Company’s knowledge, enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(v)(i) Except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect: (i) to the Company’s knowledge, the Company and its subsidiaries own or have a valid right to use all patents, rights in inventions, copyrights, rights in know how (including trade secrets and other unpatented and/or unpatentable proprietary systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses as currently conducted; (ii) to the Company’s knowledge, the Intellectual Property Rights owned or purported to be owned by the Company and its subsidiaries are valid, subsisting and enforceable; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any of the Company’s or its subsidiaries’ Intellectual Property Rights; (iv) neither the Company nor any of its subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of a third party’s Intellectual Property Rights; and (v) to the Company’s knowledge, the Company and its subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret. Except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect, to the Company’s knowledge, neither the Company nor any of its subsidiaries has, within the past three years, infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, any Intellectual Property Rights of a third party.
(w)Except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect, (i) the Company and each of its subsidiaries are presently in compliance with all internal and external privacy policies, contractual obligations, applicable laws, legally binding industry guidelines, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, processing, and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”), (ii) the Company has not received any written notification of or complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate, in each case of the foregoing, material non-compliance with any Data Security Obligation that has not been remediated and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened in writing alleging non-compliance by the Company or its subsidiaries with any Data Security Obligation.
(x)Except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect, the Company and each of its subsidiaries (i) have implemented and maintained, and required all vendors and other third parties that process Data for or on behalf of the Company to implement and maintain, commercially reasonable technical and organizational measures to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses; and (ii) have implemented and maintained a written information security program and commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans to (A) protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise, unauthorized access, or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”); (B) identify and address internal and external risks to the privacy and security of Data in their possession or control; and (C) provide prompt notification to the Company in the event of any Breach. Except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect, to the knowledge of the Company, the Company and its subsidiaries have never experienced any such Breach.
(y)No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(z)Except as would not reasonably be expected, singly or in the aggregate, to result in a material adverse effect, each Plan has been maintained and operated in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”) and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Company or any of its subsidiaries would have any liability.
(aa)The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, except to the extent that such refusal would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(bb)The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to obtain such certificates, authorizations or permits, individually or in the aggregate, would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
(cc)The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.
(dd)Each of KPMG LLP, the former independent registered public accounting firm for the Company, and PricewaterhouseCoopers LLP, the current independent registered public accounting firm for the Company, has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, and each is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).
(ee)Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, (the “Sarbanes-Oxley Act”, which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) as of an earlier date than it would otherwise be required to so comply under applicable law) that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(ff)     Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans, equity or equity-based compensation plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg)The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by it through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company or its subsidiaries, and except as currently being contested in good faith and for which reserves required by generally accepted accounting principles have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any assessed, pending or threatened tax deficiency which could reasonably be expected to have) a material adverse effect on the Company or any of its subsidiaries.
(hh)The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.
(ii)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(jj)    Neither the Company nor any of its subsidiaries has any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(kk)No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the Cayman Islands or, other than for any taxes or duties imposed on the fees paid to the Underwriters hereunder solely as a result of an existing connection between the Underwriters and such other jurisdiction (other than a connection arising solely as a result of this offering) any other jurisdiction (or political subdivision thereof) in which the Company is engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, or, in each case, to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the

Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.
(ll)    The Company believes that it was not a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes for its most recent taxable year and it does not expect to be a PFIC for its current taxable year or in the foreseeable future.
(mm)It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement or the offering or sale by the Selling Shareholder of the Shares, for any of the Underwriters to be qualified or entitled to carry out business in the Cayman Islands.
(nn)This Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement.
(oo)The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act and the Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
(pp)The courts of the Cayman Islands would recognize as a valid judgment any final monetary judgment obtained against the Company in the courts of the State of New York.
(qq)Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Cayman Islands. The irrevocable and unconditional waiver and agreement of the Company contained in Section 20 not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Cayman Islands.
(rr)    The Company acknowledges and agrees that, in connection with this Agreement, it is acting in a commercial capacity and not as part of the instrumentality of a government to achieve a public function.
(ss)    The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by the courts of the Cayman Islands. The Company has the power to submit, and pursuant to Section 20(a) has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 20(a)), and has the power to designate, appoint and empower, and pursuant to Section 20(b), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.

(tt)    The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(uu)The Company has not taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.
(vv)The Company and its subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act.
(ww)The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(xx)To the best of the Company’s knowledge, the Company is not a ‘covered foreign person’ as that term is used in the Outbound Investment Rules. To the best of its knowledge, neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in any “covered transaction,” as such term is defined in the Outbound Investment Rules, in violation of the Outbound Investment Rules in any material respect, or in any other activity that would cause the Underwriters to be in violation of the Outbound Investment Rules or cause the Underwriters to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 or any similar law or regulation; as of the date of this Agreement, the Outbound Investment Rules are codified at 31 C.F.R. § 850.101 et seq.
2.Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)    This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.
(b)    The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the organizational documents of the Selling Shareholder (if the Selling Shareholder is a corporate entity), or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, other than any contraventions that would not have a material adverse effect on the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement or to satisfy all of the Selling Shareholder’s obligations under this Agreement (a “Selling Shareholder Material Adverse Effect”), and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Selling Shareholder of its obligations under this Agreement, except (in each case): (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (ii) such consents, approvals, authorizations, orders, or qualifications the failure of which to obtain would not give rise to a Selling Shareholder Material Adverse Effect.
(c)    The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-102 of the New York Uniform Commercial Code (“UCC”) in respect of the Shares to be sold by the Selling Shareholder, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.
(d)    Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts (within the meaning of Section 8-501 of the UCC) of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e)    The Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).
(f)    The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus to sell its Shares pursuant to this Agreement.
(g)(i)     Each part of the Registration Statement, when such part became effective, did not contain and, each such part, as amended or supplemented, if applicable, will not, as of the date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus, at their respective dates, complied and, as amended or supplemented, if applicable, at the dates of the applicable amendments or supplements when such amendments or supplements become effective, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus, at its date, does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus, at its date, does not contain and, as amended or supplemented, if applicable, when such amendments or supplements become effective, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations, warranties and agreements set forth in this Section 2(g) only apply to any untrue statements of a material fact or omissions to state a material fact made in reliance upon and in conformity with any information relating to the Selling Shareholder furnished to the Company in writing by the Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus, it being understood and agreed that the only such information furnished by the Selling Shareholder consists of (A) the legal name and address of the Selling Shareholder and the other information about the Selling Shareholder set forth in the footnote relating to the Selling Shareholder under the caption “Principal and Selling Shareholder” and (B) the number of Ordinary Shares beneficially owned by the Selling Shareholder before and after the offering (excluding percentages) that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholder” (collectively with (A), the “Selling Shareholder Information”).
(h)(i)     Neither the Selling Shareholder nor any of its subsidiaries, or, to the knowledge of the Selling Shareholder, any director or officer is a Person that is, is owned more than 50% by, or is controlled by, one or more Persons that are:
    (A)    Sanctioned Persons, or
    (B)    located, organized or resident in a Sanctioned Country.

(ii) The Selling Shareholder will not, directly or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Country; or (B) in any other manner that will result in a violation of Sanctions by it.
(iii) In connection with the Company or its subsidiaries, during the past five years, none of the Selling Shareholder or any of its subsidiaries has taken any action, directly or indirectly, in violation of the U.S. Foreign Corrupt Practices Act or the U.K. Bribery Act 2010 or in material violation of any other applicable anti-corruption laws.
(iv) In connection with the Company or its subsidiaries, the operations of the Selling Shareholder and each of its subsidiaries are and have been conducted, during the past five years, in material compliance with all applicable Anti-Money Laundering Laws.
(i)    The Selling Shareholder represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 Code, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.
(j)    No stamp, documentary, issuance, registration, transfer, withholding, capital gains, income or other taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the United Arab Emirates or any other jurisdiction (or political subdivision thereof) in which the Selling Shareholder may be engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.
(k)    The Selling Shareholder has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the Specified Courts (as defined in Section 20(a)), and has the power to designate, appoint and empower, and pursuant to Section 20(c), has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any of the Specified Courts.
(l)    The Selling Shareholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts.
3.Agreements to Sell and Purchase. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at $40.845 per share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by the Selling Shareholder as the number of Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Shares on Schedule I. The Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholder at the Purchase Price the number of Firm Repurchase Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Repurchase Shares to be sold by the Selling Shareholder as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholder agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 3,000,000 Additional Shares at the Purchase Price. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof at the option of the Underwriters. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
Subject to the sale of the Firm Shares by the Selling Shareholder to the Underwriters in compliance with the terms of this Agreement, the Underwriters agree to sell to the Company, and the Company agrees to purchase from the Underwriters, the number of Firm Repurchase Shares set forth in Schedule II at the Purchase Price, as described in the preliminary prospectus, the Time of Sale Prospectus, and the Prospectus. Payment by the Company for the Firm Repurchase Shares shall be made against delivery by the Underwriters of the Firm Repurchase Shares to the Company through the facilities of DTC for the account of the Company at the Closing Date (as defined below).
4.Terms of Public Offering. The Selling Shareholder is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Selling Shareholder is further advised by the Representatives that the Shares are to be offered to the public initially at the public offering price of $42.00 a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.693 a share under the Public Offering Price.
5.Payment and Delivery. Payment by the Underwriters for the Firm Shares and Firm Repurchase Shares to be sold by the Selling Shareholder shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on March 13, 2026, or at such other time on the same or such other date, not later than March 18, 2026, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
Payment by the Underwriters for any Additional Shares shall be made to the Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 9:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than April 17, 2026, as shall be designated in writing by the Representatives.
Subject to the sale of the Firm Shares by the Selling Shareholder to the Underwriters in compliance with the terms of this Agreement, payment of the aggregate purchase price of the Firm Repurchase Shares shall be made by the Company to the Underwriters in immediately available funds to an account specified by the Representatives, against delivery of such Firm Repurchase Shares for the account of the Company at the Closing Date.
The Firm Shares, Firm Repurchase Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.
6.Conditions to the Underwriters’ Obligations. The obligations of the Selling Shareholder to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.
The several obligations of the Underwriters are subject to the following further conditions:
(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; and
there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
(b)    The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
(c)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(d)    The Underwriters shall have received on the Closing Date an opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(e)    The Underwriters shall have received on the Closing Date an opinion of each of Cleary Gottlieb Steen & Hamilton LLP and Maples and Calder (Cayman) LLP, both counsel for the Selling Shareholder, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
(f)    The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.
With respect to the negative assurance letters to be delivered pursuant to Sections 6(c) and 6(f) above, Cleary Gottlieb Steen & Hamilton LLP and Latham & Watkins LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale

Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.
The opinions of Cleary Gottlieb Steen & Hamilton LLP and Maples and Calder (Cayman) LLP described in Sections 6(c), 6(d) and 6(e) above shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.
(g)    The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of KPMG LLP and PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
(h)    The Lock-up Agreements between the Representatives and the Selling Shareholder shall be in full force and effect on the Closing Date.
(i)    The Underwriters shall have received, on each of the date hereof and on the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, signed by the chief financial officer of the Company, containing statements and information with respect to certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
(j)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:
a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;
an opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP and an opinion of Maples and Calder (Cayman) LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Sections 6(c) and 6(d) hereof;
opinions of each of Cleary Gottlieb Steen & Hamilton LLP and Maples and Calder (Cayman) LLP, both counsel for the Selling Shareholder, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 6(e) hereof;
an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;
a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from each of KPMG LLP and PricewaterhouseCoopers LLP, independent public accountants, substantially in the same form and substance as the respective letters furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letters delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;
a certificate dated the Option Closing Date, in form and substance reasonably satisfactory to the Underwriters, signed by the chief financial officer of the Company, containing statements and information with respect to certain financial information contained in or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and
such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.
7.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)    To furnish, if requested, to the Representatives, without charge, nine signed copies of the Registration Statement (including exhibits thereto), and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement, as the Representatives may reasonably request.
(b)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement, and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.
(c)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.
(d)     Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
(e)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
(f)    If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives’ will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)    To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request, provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
(h)    To make generally available to the Company’s security holders (which may be satisfied by filing with the Commission on its Electronic data Gathering Analysis and Retrieval system or any successor system thereto) and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
(i)    [Reserved].
(j)    [Reserved].
(k)    If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(l)    The Company shall pay, and shall indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer or other similar taxes or duties imposed under the laws of the Cayman Islands or any political subdivision or taxing authority thereof or therein that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, or (iii) the resale and delivery of the Shares by the Underwriters in the manner contemplated herein.
The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file or confidentially submit any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.
The restrictions contained in the preceding paragraph shall not apply to (A) the Firm Shares to be sold hereunder, (B) issuance by the Company of Ordinary Shares upon the exercise of an option or warrant (including net exercise), settlement of restricted stock units (including net settlement) or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) the issuance by the Company of Ordinary Shares or the grant by the Company of any options or warrants to purchase Ordinary Shares or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares, in each case, pursuant to and subject to the terms of the Company’s equity incentive plans or employment benefit plans that are described in the Time of Sale Prospectus and the Prospectus, (D) the filing by the Company of a registration statement with the Commission on Form S-8 relating to the offering of securities granted or to be granted in accordance with the terms of an equity incentive plan, employment benefit plan, employment agreement or similar arrangement in effect on the date hereof and described in the Time of Sale prospectus and the Prospectus (provided that any Ordinary Shares or registered pursuant to such registration statement shall be subject to restrictions described in the preceding paragraph for the remainder of the Restricted Period or (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period.
8.Covenants of the Company and the Selling Shareholder. The Company and the Selling Shareholder, covenant with each Underwriter as follows:
(a)The Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.
(b)The Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Shareholder undertake to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.
(c)All sums payable by the Company or the Selling Shareholder under this Agreement shall be paid free and clear of and without deductions or withholdings of any present or future taxes or duties, unless the deduction or withholding is required by law, in which case the Company or the Selling Shareholder, as the case may be, shall pay such additional amount as will result in the receipt by each Underwriter of the full amount that would have been received had no deduction or withholding been made; provided that the Company (or the Selling Shareholder, as the case may be) shall not be required to pay any additional amounts with respect to taxes that would not have been imposed but for an existing connection between the Underwriters and the taxing jurisdiction (other than a connection arising solely as a result of the offering).
(d)All sums payable to an Underwriter shall be considered exclusive of any value added or similar taxes. Where the Company or, as the case may be, the Selling Shareholder is obliged to pay value added or similar tax on any amount payable hereunder to an Underwriter, the Company or the Selling Shareholder, as the case may be, shall in addition to the sum payable hereunder pay an amount equal to any applicable value added or similar tax.
9.Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company and the Selling Shareholder agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, provided that such fees and disbursements of counsel for the Underwriters pursuant to this subsection (iii) shall not exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, provided that such fees and disbursements of counsel for the Underwriters pursuant to this subsection (iv) shall not exceed $50,000, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this

Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution,” and the last paragraph of Section 13 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholder may otherwise have for the allocation of such expenses among themselves.
10.Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
11.Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the Underwriter Information, as defined in paragraph (c) below.
(b)    The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference (in each case) to the Selling Shareholder Information.
(c)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement, each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company or the Selling Stockholder within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any documented legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto (such information furnished by any Underwriter, the “Underwriter Information”), it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first sentence of the fourth paragraph under the caption “Underwriters” in the Prospectus concerning the terms of the offering by the Underwriters, the eighth paragraph under the caption “Underwriters” in the Prospectus concerning sales to discretionary accounts, and the first sentence of the thirteenth paragraph under the caption “Underwriters” in the Prospectus concerning stabilization by the Underwriters.
(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), (b) or (c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the Selling Shareholder. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
(e)    To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(c)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or the Selling Shareholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
(f)    The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Company, the Selling Shareholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (A) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) the Selling Shareholder shall not be liable under the indemnity and/or contribution provisions of this Agreement in excess of an amount equal to the aggregate net proceeds (after deducting underwriting commissions and discounts) applicable to the Shares sold by the Selling Shareholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
(g)    The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of the Selling Shareholder or any person controlling the Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
12.Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Additional Shares, any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
13.Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either the Representatives or the Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company or the Selling Shareholder (as applicable) will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all accountable out-of-pocket expenses (including the fees and disbursements of their counsel) actually and reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
14.Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, including the Share Repurchase, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
(b)The Company and the Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholder or any other person, (ii) the Underwriters owe the Company and the Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholder, and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Shareholder waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
(c)The Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide the Selling Shareholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
15.Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
16.Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
17.Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
18.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
19.Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed (but only for notices sent within the United States) or sent by reputable national or international courier to each of J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Equity Syndicate Desk, Fax (212) 622-8358; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and with a copy to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, Attention: Tad Freese; if to the Company shall be delivered, mailed or sent to GLOBALFOUNDRIES Inc., 400 Stonebreak Road Extension, Malta, NY 12020, Attention: General Counsel (email: legal.notices@gf.com), with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, Attention: Adam Fleisher and Shuangjun Wang; and if to the Selling Shareholder shall be delivered, mailed or sent to c/o MTI International Investment Company LLC, Mamoura Building A, Muroor Road, P.O. Box 45005, Abu Dhabi, United Arab Emirates, Attention: General Counsel (email: legalunit@mubadala.ae), with a copy to Cleary Gottlieb Steen & Hamilton LLP, Al Sila Tower, 27th floor, Abu Dhabi Global Market Square, Al Maryah Island, PO Box 29920, Abu Dhabi United Arab Emirates, Attention: Mohamed Taha (email: mtaha@cgsh.com).
20.Submission to Jurisdiction; Appointment of Agents for Service. (a) The Company and the Selling Shareholder irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and the Selling Shareholder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company and the Selling Shareholder have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company and the Selling Shareholder irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
(b)The Company hereby irrevocably appoints Corporation Service Company, with offices at 19 West 44th Street, Suite 200, New York, NY 10036 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
(c)The Selling Shareholder hereby irrevocably appoints Mamoura Holdings (US) LLC, with offices at One Vanderbilt Avenue, New York, NY 10017 as its agent for service of process in any Related Proceeding and agrees that service of process in any such Related Proceeding may be made upon it at the office of such agent. The Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Selling Shareholder represents and warrants that such agent has agreed to act as the Selling Shareholder’s agent for service of process, and the Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

21.Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.
22.Waiver of Immunity. Each of the Company and the Selling Shareholder hereby irrevocably and unconditionally waives any right to claim sovereign or other immunity from jurisdiction or execution and any similar defense and irrevocably and unconditionally consents to the giving of any relief or the issue of any process, including without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Related Proceedings or any proceedings to which any indemnified person in respect of which indemnity may be sought pursuant to Section 11(a) or (b) becomes subject, in each case to the fullest extent permitted by applicable law.
23.Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company or the Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company and the Selling Shareholder agree as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Shareholder, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.
24.Taxes. If any sum payable by the Company or the Selling Shareholder under this Agreement is subject to tax in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on underwriting commissions payable hereunder), the sum payable to the Underwriter under this Agreement shall be increased to such sum as will ensure that the Underwriter shall be left with the sum it would have had in the absence of such tax.
25.Contractual Acknowledgement with Respect to the Exercise of Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the Company and the Underwriters, the Company acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:
(a)the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriters (the

“Relevant BRRD Party”) to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:
(b)the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;
(c)the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;
(d)the cancellation of the BRRD Liability;
(e)the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and
(f)the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.
(g)As used in this Section 25:
(h)“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;
(i)“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;
(j)“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;
(k)“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;
(l)“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com; and
(m)“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

Very truly yours, GLOBALFOUNDRIES Inc.
By:	/s/ Sam Franklin
Name: Sam Franklin
Title: Chief Financial Officer
[Signature Page to Underwriting Agreement]

The Selling Shareholder MUBADALA TECHNOLOGY INVESTMENT COMPANY
By:	/s/ Rajesh Gopalakrishnan
Name: Rajesh Gopalakrishnan
Title: Authorized Signatory
By:	/s/ Hernan Daniel Pellegrini
Name: Hernan Daniel Pellegrini
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof J.P. Morgan Securities LLC Morgan Stanley & Co. LLC
Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.
By:	J.P. Morgan Securities LLC

By:	/s/ Mehul Choudhary
Name: Mehul Choudhary
Title: Vice President

By:	Morgan Stanley & Co. LLC

By:	/s/ Aderike Ajao
Name: Aderike Ajao
Title: Executive Director
[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares and Firm Repurchase Shares To Be Purchased
J.P. Morgan Securities LLC	8,700,632
Morgan Stanley & Co. LLC	8,700,632
BofA Securities, Inc.	2,336,741
Citigroup Global Markets Inc.	2,336,741
Goldman Sachs & Co. LLC	2,336,741
BNP Paribas Securities Corp.	795,486
Evercore Group L.L.C.	795,486
UBS Securities LLC	795,486
Robert W. Baird & Co. Incorporated	109,379
Needham & Company, LLC	109,379
Raymond James & Associates, Inc.	109,379
Wedbush Securities Inc.	109,379
WR Securities, LLC	109,379
Total:	27,344,840

II-1

SCHEDULE II
Time of Sale Prospectus
1.    Preliminary Prospectus issued March 11, 2026
2.    The public offering price for the Shares is $42.00 per share. The number of Firm Shares is 20,000,000.
3.    The number of Firm Repurchase Shares is 7,344,840.
4.    The number of Additional Shares is up to 3,000,000.

III-1

EXHIBIT A
FORM OF LOCK-UP AGREEMENT

J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10179

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:
The undersigned, a shareholder of GLOBALFOUNDRIES Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), understands that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (together, the “Representatives”) propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Mubadala Technology Investment Company (the “Selling Shareholder”), and the Company providing for the public offering (the “Public Offering”) by the several Underwriters listed on Schedule I of the Underwriting Agreement, including the Representatives (the “Underwriters”), of 27,344,840 shares (the “Shares”) of the ordinary shares, par value $0.02 per share of the Company (the “Ordinary Shares”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, will not cause any direct or indirect affiliate (provided, that any “portfolio company” (as such term is customarily used among institutional investors) of the undersigned, or any entity controlled by any such portfolio company, shall not be considered an affiliate of the undersigned) to, and will not publicly disclose an intention to, during the period commencing on the date of this letter agreement (this “Letter Agreement”) and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Ordinary Shares (the “Lock-Up Shares”), (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Shares, except as those demands or exercises that do not involve any public disclosure or filing during the Restricted Period (provided that the Company shall provide written notice to the Underwriters at least two business days prior to any confidential or non-public submission of a registration statement during the Restricted Period) or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.
The foregoing paragraph shall not apply to:
(a)transfers of Ordinary Shares to the Underwriters pursuant to the Underwriting Agreement;
(b)transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering;
(c)transfers of Ordinary Shares as a bona fide gift or as charitable contributions, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;
(d)transfers of Ordinary Shares by operation of law;
(e)distributions of Ordinary Shares to any corporation, partnership, limited partnership, limited liability company, governmental entity or other entity, in each case, that (A) controls, or is controlled by or is under common control with, the undersigned, or (B) is directly or indirectly wholly owned by the Government of the Emirate of Abu Dhabi, or (C) is otherwise an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned; provided that (i) in the case of any donation, transfer or distribution pursuant to clause (b), (c) or (e), each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Letter Agreement and (ii) in the case of any donation, transfer or distribution pursuant to clause (b) or (e), no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Restricted Period;
(f)any reclassification or conversion of the Ordinary Shares, provided that any securities received upon such conversion or reclassification will be subject to the restrictions set forth in this Letter Agreement, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;
(g)transfers of Ordinary Shares pursuant to a trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1 under the Exchange Act or a non-Rule 10b5-1 trading arrangement, as defined in Item 408 of Regulation S-K of the Exchange Act, in each case that is existing as of the date of this Letter Agreement, provided that any filing under Section 16 of the Exchange Act made in connection with such transfer shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;
(h)the establishment of a trading plan intended to satisfy the affirmative defense conditions of Rule 10b5-1 under the Exchange Act or a non-Rule 10b5-1 trading arrangement for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares may be made under such plan during the Restricted Period; and
(i)transfers of Ordinary Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company (or a duly authorized committee thereof) involving a change of control of the Company in which the acquiring party becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company following such transaction; provided that all of the undersigned’s Ordinary Shares subject to this Letter Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Letter Agreement; and provided, further, that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Ordinary Shares shall remain subject to the provisions of this Letter Agreement.
In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriters are relying upon this Letter Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Letter Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors with respect to this Letter Agreement and the subject matter thereof to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering, enter into this Letter Agreement, or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
This Letter Agreement shall automatically terminate upon the earliest to occur, if any, of (a) the Representative, on the one hand, or the Company or the Selling Shareholder, on the other hand, informs the other in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (b) the date of termination of the Underwriting Agreement in accordance with its terms before the closing of the Public Offering, and (c) 11:59 p.m. EDT on March 12, 2026 if the Underwriting Agreement has not been executed by such date.
This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(Signature page follows)

Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:
By: (duly authorized signature)	By: (please print complete name of entity)
Name: (please print full name)	By: (duly authorized signature)
Name: (please print full name) Title: __________________________________ (please print full title)